invitation homes

EARNINGS RELEASE AND SUPPLEMENTAL INFORMATION

SECOND QUARTER 2022

Seattle

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2022 Earnings Release and Supplemental Information — page 1

Earnings Press Release

Invitation Homes Reports Second Quarter 2022 Results
Dallas, TX, July 27, 2022 — Invitation Homes Inc. (NYSE: INVH) ("Invitation Homes" or the "Company"), the nation's premier single-family home leasing company, today announced its Q2 2022 financial and operating results.

Second Quarter 2022 Highlights
•Year over year, total revenues increased 13.4% to $557 million, property operating and maintenance costs increased 8.7% to $191 million, net income available to common stockholders increased 83.9% to $111 million, and net income per diluted common share increased 71.2% to $0.18.
•Year over year, Core FFO per share increased 13.2% to $0.42, and AFFO per share increased 11.9% to $0.36.
•Same Store NOI increased 12.4% year over year on 10.4% Same Store Core Revenues growth and 6.2% Same Store Core Operating Expenses growth.
•Same Store Average Occupancy was 98.0%, down 40 basis points year over year.
•Same Store new lease rent growth of 16.7% and Same Store renewal rent growth of 10.2% drove Same Store blended rent growth of 11.8%, up 380 basis points year over year.
•Acquisitions by the Company and the Company's joint ventures totaled 955 homes for $426 million while dispositions totaled 183 homes for $74 million.
•As previously announced, the Company entered into a new $725 million seven-year unsecured term loan on June 22, 2022. The sustainability-linked term loan bears interest at rates based on the Company’s senior unsecured credit rating, which equated to an interest rate of Adjusted Term SOFR plus 124 basis points at the time of closing based on the Company’s current credit ratings.
•As previously announced, the Company closed a public offering on April 5, 2022 of $600 million aggregate principal amount of 4.150% senior notes due in 2032 (the "Notes"). The Notes were priced at 99.739% of the principal amount and will mature on April 15, 2032. Net proceeds were used to voluntarily prepay secured indebtedness.

President & Chief Executive Officer Dallas Tanner comments:
"We're pleased to deliver another outstanding quarter of resident service and financial results. Strong housing market fundamentals across the country continue to drive year over year new lease and renewal rent growth, while occupancy, resident retention and income-to-rent ratio for new residents remain strong. We're proud to offer high-quality, professionally managed homes and a valuable housing choice to the increasing share of Americans who want to lease a home. As a result of excellent execution through the first half of the year, and supply and demand fundamentals remaining favorable in our markets, we have increased our guidance expectations for the full year. Our new guidance includes a 100 basis point increase at the midpoint for Same Store NOI to a range of 10.0% to 11.5%, and a $0.03 per share increase at the midpoint for Core FFO to a range of $1.66 to $1.72 per share."

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2022 Earnings Release and Supplemental Information — page 2

Financial Results

Net Income, FFO, Core FFO, and AFFO Per Share — Diluted

	Q2 2022	Q2 2021	YTD 2022	YTD 2021
Net income	$0.18	$0.11	$0.33	$0.21
FFO	0.39	0.32	0.77	0.65
Core FFO	0.42	0.37	0.82	0.73
AFFO	0.36	0.32	0.71	0.63

Net Income
Net income per share for Q2 2022 was $0.18, compared to net income per share of $0.11 for Q2 2021. Total revenues and total property operating and maintenance expenses for Q2 2022 were $557 million and $191 million, respectively, compared to $492 million and $175 million, respectively, for Q2 2021.

Net income per share for YTD 2022 was $0.33, compared to net income per share of $0.21 for YTD 2021. Total revenues and total property operating and maintenance expenses for YTD 2022 were $1,090 million and $373 million, respectively, compared to $967 million and $344 million, respectively, for YTD 2021.

Core FFO
Year over year, Core FFO per share for Q2 2022 increased 13.2% to $0.42, primarily due to NOI growth.

Year over year, Core FFO per share for YTD 2022 increased 13.4% to $0.82, primarily due to NOI growth.

AFFO
Year over year, AFFO per share for Q2 2022 increased 11.9% to $0.36, primarily due to the increase in Core FFO per share described above.

Year over year, AFFO per share for YTD 2022 increased 11.9% to $0.71, primarily due to the increase in Core FFO per share described above.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2022 Earnings Release and Supplemental Information — page 3

Operating Results

Same Store Operating Results Snapshot

Number of homes in Same Store Portfolio:	75,215

	Q2 2022	Q2 2021	YTD 2022	YTD 2021
Core Revenues growth (year over year)	10.4%		10.0%
Core Operating Expenses growth (year over year)	6.2%		5.3%
NOI growth (year over year)	12.4%		12.2%

Average Occupancy	98.0%	98.4%	98.1%	98.4%
Bad debt % of gross rental revenues (1)	0.7%	1.7%	1.2%	1.9%
Turnover Rate	5.8%	6.8%	10.3%	12.1%

Rental Rate Growth (lease-over-lease):
Renewals	10.2%	5.8%	10.0%	5.1%
New Leases	16.7%	13.7%	15.8%	11.1%
Blended	11.8%	8.0%	11.4%	6.8%

(1)Invitation Homes reserves residents' accounts receivables balances that are aged greater than 30 days as bad debt, under the rationale that a resident's security deposit should cover approximately the first 30 days of receivables. For all resident receivables balances aged greater than 30 days, the amount reserved as bad debt is 100% of outstanding receivables from the resident, less the amount of the resident's security deposit on hand. For the purpose of determining age of receivables, charges are considered to be due based on the terms of the original lease, not based on a payment plan if one is in place. All rental revenues and other property income, in both Total Portfolio and Same Store Portfolio presentations, are reflected net of bad debt.

Revenue Collections Update

	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Pre-COVID Average (2)
Revenues collected % of revenues due: (1)
Revenues collected in same month billed	92%	91%	92%	92%	96%
Late collections of prior month billings	7%	6%	6%	5%	3%
Total collections	99%	97%	98%	97%	99%

(1)Includes both rental revenues and other property income. Rent is considered to be due based on the terms of the original lease, not based on a payment plan if one is in place. Security deposits retained to offset rents due are not included as revenue collected. See "Same Store Operating Results Snapshot," footnote (1), for detail on the Company's bad debt policy.
(2)Represents the period from October 2019 to March 2020.

Same Store NOI
For the Same Store Portfolio of 75,215 homes, Same Store NOI for Q2 2022 increased 12.4% year over year on Same Store Core Revenues growth of 10.4% and Same Store Core Operating Expenses growth of 6.2%.

YTD 2022 Same Store NOI increased 12.2% year over year on Same Store Core Revenues growth of 10.0% and Same Store Core Operating Expenses growth of 5.3%.

Same Store Core Revenues
Same Store Core Revenues growth for Q2 2022 of 10.4% year over year was primarily driven by a 9.4% increase in Average Monthly Rent, a 100 basis points year over year improvement in bad debt as a percentage of gross rental revenue, and a 19.9% increase in other income, net of resident recoveries.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2022 Earnings Release and Supplemental Information — page 4

YTD 2022 Same Store Core Revenue growth of 10.0% year over year was primarily driven by an 8.9% increase in average monthly rent, a 70 basis points year over year improvement in bad debt as a percentage of gross rental revenues, and a 31.6% increase in other income, net of resident recoveries.

Same Store Core Operating Expenses
Same Store Core Operating Expenses for Q2 2022 increased 6.2% year over year, primarily driven by a 4.4% increase in Same Store fixed expenses and a 15.2% increase in repairs and maintenance expense, net of resident recoveries.

YTD 2022 Same Store Core operating expenses increased 5.3% year over year, primarily driven by a 4.2% increase in Same Store fixed expenses and a 16.9% increase in repairs and maintenance expense, net of resident recoveries.

Investment Management Activity
Acquisitions for Q2 2022 totaled 955 homes for $426 million through diversified acquisition channels. This included 511 wholly owned homes for $227 million in addition to 444 homes for $199 million in the Company's joint ventures. Dispositions for Q2 2022 included 176 wholly owned homes for gross proceeds of $70 million and seven homes for gross proceeds of $4 million in the Company's joint ventures.

Year to date through June 30, 2022, the Company acquired 1,777 homes for $766 million, including 1,029 wholly owned homes for $445 million and 748 homes for $321 million in the Company's joint ventures. The Company also sold 330 homes for $128 million, including 317 wholly owned homes for $122 million and 13 homes for $6 million in the Company's joint ventures.

Balance Sheet and Capital Markets Activity
As of June 30, 2022, the Company had $1,848 million in available liquidity through a combination of unrestricted cash and undrawn capacity on its revolving credit facility and term loan. The Company's total indebtedness as of June 30, 2022 was $7,826 million, consisting of $5,200 million of unsecured debt and $2,626 million of secured debt. Net debt / TTM adjusted EBITDAre was 5.9x at June 30, 2022, down from 6.2x as of December 31, 2021.

As previously announced, the Company entered into a new $725 million seven-year unsecured term loan on June 22, 2022. The sustainability-linked term loan bears interest at rates based on the Company’s senior unsecured credit rating, which equated to an interest rate of Adjusted Term SOFR plus 124 basis points at the time of closing based on the Company’s current credit ratings. Pricing of the term loan benefited from the Company meeting certain ESG performance targets as determined via an independent third-party evaluation, similar to its existing five-year unsecured credit facility. The new seven-year delayed draw term loan allowed the Company to elect to receive a portion of the proceeds at closing, with the opportunity to receive the remaining proceeds in up to three additional draws over a six month period. The Company received proceeds of $150 million in its initial draw at closing, and used these initial proceeds, along with cash on hand, as part of a series of transactions to fully repay its IH 2018-2 securitization.

As previously announced, the Company closed a public offering on April 5, 2022 of $600 million aggregate principal amount of 4.150% senior notes due in 2032. The Notes were priced at 99.739% of the principal amount and will mature on April 15, 2032. Net proceeds were used to voluntarily prepay secured indebtedness.

Dividend
As previously announced on July 22, 2022, the Company's Board of Directors declared a quarterly cash dividend of $0.22 per share of common stock. The dividend will be paid on or before August 26, 2022, to stockholders of record as of the close of business on August 9, 2022.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2022 Earnings Release and Supplemental Information — page 5

FY 2022 Guidance Update

FY 2022 Guidance
	Current	Previous
	FY 2022	FY 2022
	Guidance	Guidance
Core FFO per share — diluted	$1.66 - $1.72	$1.62 - $1.70
AFFO per share — diluted	$1.41 - $1.47	$1.38 - $1.46

Same Store Core Revenues growth	9.0% - 10.0%	8.0% - 9.0%
Same Store Core Operating Expenses growth	6.0% - 7.0%	5.5% - 6.5%
Same Store NOI growth	10.0% - 11.5%	9.0% - 10.5%

Note: The Company does not provide guidance for the most comparable GAAP financial measures of net income (loss), total revenues, and property operating and maintenance expense, or a reconciliation of the forward-looking non-GAAP financial measures of Core FFO per share, AFFO per share, Same Store Core Revenues growth, Same Store Core Operating Expenses growth, and Same Store NOI growth to the comparable GAAP financial measures because it is unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company's ongoing operations. Such items include, but are not limited to, impairment on depreciated real estate assets, net (gain)/loss on sale of previously depreciated real estate assets, share-based compensation, casualty loss, non-Same Store revenues, and non-Same Store operating expenses. These items are uncertain, depend on various factors, and could have a material impact on the Company's GAAP results for the guidance period.

Earnings Conference Call Information
Invitation Homes has scheduled a conference call at 11:00 a.m. Eastern Time on July 28, 2022, to discuss results for the second quarter of 2022. The domestic dial-in number is 1-844-200-6205, and the international dial-in number is 1-929-526-1599. The access code is 842872. An audio webcast may be accessed at www.invh.com. A replay of the call will be available through August 25, 2022, and can be accessed by calling 1-866-813-9403 (domestic) or 1-929-458-6194 (international) and using the replay access code 769236, or by using the link at www.invh.com.

Supplemental Information
The full text of the Earnings Release and Supplemental Information referenced in this release are available on Invitation Homes' Investor Relations website at www.invh.com.

Glossary & Reconciliations of Non-GAAP Financial and Other Operating Measures
Financial and operating measures found in the Earnings Release and Supplemental Information include certain measures used by Invitation Homes management that are measures not defined under accounting principles generally accepted in the United States ("GAAP"). These measures are defined herein and, as applicable, reconciled to the most comparable GAAP measures.

About Invitation Homes
Invitation Homes is the nation's premier single-family home leasing company, meeting changing lifestyle demands by providing access to high-quality, updated homes with valued features such as close proximity to jobs and access to good schools. The company's mission, "Together with you, we make a house a home," reflects its commitment to providing homes where individuals and families can thrive and high-touch service that continuously enhances residents' living experiences.

Investor Relations Contact
Scott McLaughlin
844.456.INVH (4684)
IR@InvitationHomes.com

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2022 Earnings Release and Supplemental Information — page 6

Media Relations Contact
Kristi DesJarlais
972.421.3587
Media@InvitationHomes.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which include, but are not limited to, statements related to the Company's expectations regarding the performance of the Company's business, its financial results, its liquidity and capital resources, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the single-family rental industry and the Company's business model, macroeconomic factors beyond the Company's control, competition in identifying and acquiring properties, competition in the leasing market for quality residents, increasing property taxes, homeowners’ association and insurance costs, the Company's dependence on third parties for key services, risks related to the evaluation of properties, poor resident selection and defaults and non-renewals by the Company's residents, performance of the Company's information technology systems, risks related to the Company's indebtedness, and risks related to the potential negative impact of unfavorable global and United States economic conditions (including inflation and interest rates), uncertainty in financial markets, geopolitical tensions, natural disasters, climate change, and public health crises, including the ongoing COVID-19 pandemic, on the Company’s financial condition, results of operations, cash flows, business, associates, and residents. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The Company believes these factors include, but are not limited to, those described under Part I. Item 1A. “Risk Factors” of the Annual Report on Form 10-K for the year ended December 31, 2021, as such factors may be updated from time to time in the Company's periodic filings with the Securities and Exchange Commission (the "SEC"), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company's other periodic filings. The forward-looking statements speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except to the extent otherwise required by law.
Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2022 Earnings Release and Supplemental Information — page 7

Consolidated Balance Sheets
($ in thousands, except shares and per share data)

	June 30, 2022	December 31, 2021
	(unaudited)
Assets:
Investments in single-family residential properties, net	$17,125,185	$16,935,322
Cash and cash equivalents	272,708	610,166
Restricted cash	206,888	208,692
Goodwill	258,207	258,207
Investments in unconsolidated joint ventures	244,730	130,395
Other assets, net	399,266	395,064
Total assets	$18,506,984	$18,537,846

Liabilities:
Mortgage loans, net	$2,211,739	$3,055,853
Secured term loan, net	401,421	401,313
Unsecured notes, net	2,516,359	1,921,974
Term loan facilities, net	2,624,412	2,478,122
Revolving facility	—	—
Convertible senior notes, net	—	141,397
Accounts payable and accrued expenses	237,915	193,633
Resident security deposits	171,413	165,167
Other liabilities	61,736	341,583
Total liabilities	8,224,995	8,699,042

Equity:
Stockholders' equity
Preferred stock, $0.01 par value per share, 900,000,000 shares authorized, none outstanding as of June 30, 2022 and December 31, 2021	—	—
Common stock, $0.01 par value per share, 9,000,000,000 shares authorized, 610,359,909 and 601,045,438 outstanding as of June 30, 2022 and December 31, 2021, respectively	6,104	6,010
Additional paid-in capital	11,113,146	10,873,539
Accumulated deficit	(860,275)	(794,869)
Accumulated other comprehensive loss	(20,285)	(286,938)
Total stockholders' equity	10,238,690	9,797,742
Non-controlling interests	43,299	41,062
Total equity	10,281,989	9,838,804
Total liabilities and equity	$18,506,984	$18,537,846

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2022 Earnings Release and Supplemental Information — page 8

Consolidated Statements of Operations
($ in thousands, except shares and per share amounts)

	Q2 2022	Q2 2021	YTD 2022	YTD 2021
	(unaudited)	(unaudited)	(unaudited)
Revenues:
Rental revenues	$505,936	$449,113	$989,931	$887,246
Other property income	48,605	41,505	94,809	77,826
Management fee revenues	2,759	1,015	4,870	1,786
Total revenues	557,300	491,633	1,089,610	966,858

Expenses:
Property operating and maintenance	190,680	175,422	372,949	343,795
Property management expense	21,814	17,696	42,781	33,538
General and administrative	19,342	19,828	36,981	36,778
Interest expense	74,840	80,764	149,229	164,170
Depreciation and amortization	158,572	145,280	314,368	289,781
Impairment and other	1,355	980	2,870	1,336
Total expenses	466,603	439,970	919,178	869,398

Gains (losses) on investments in equity securities, net	(172)	(7,002)	(3,204)	(10,142)
Other, net	(3,827)	(1,903)	(3,233)	(1,673)
Gain on sale of property, net of tax	27,508	17,919	45,534	32,403
Income (loss) from investments in unconsolidated joint ventures	(2,701)	11	(5,021)	362

Net income	111,505	60,688	204,508	118,410
Net income attributable to non-controlling interests	(542)	(350)	(930)	(705)

Net income attributable to common stockholders	110,963	60,338	203,578	117,705
Net income available to participating securities	(148)	(96)	(368)	(191)

Net income available to common stockholders — basic and diluted	$110,815	$60,242	$203,210	$117,514

Weighted average common shares outstanding — basic	610,331,643	567,931,472	608,381,768	567,655,034
Weighted average common shares outstanding — diluted	611,620,475	569,283,166	609,775,270	569,056,182

Net income per common share — basic	$0.18	$0.11	$0.33	$0.21
Net income per common share — diluted	$0.18	$0.11	$0.33	$0.21

Dividends declared per common share	$0.22	$0.17	$0.44	$0.34

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2022 Earnings Release and Supplemental Information — page 9

Supplemental Schedule 1

Reconciliation of FFO, Core FFO, and AFFO
($ in thousands, except shares and per share amounts) (unaudited)

FFO Reconciliation	Q2 2022	Q2 2021	YTD 2022	YTD 2021
Net income available to common stockholders	$110,815	$60,242	$203,210	$117,514
Net income available to participating securities	148	96	368	191
Non-controlling interests	542	350	930	705
Depreciation and amortization on real estate assets	156,433	143,607	310,073	286,391
Impairment on depreciated real estate investments	36	93	137	524
Net gain on sale of previously depreciated investments in real estate	(27,508)	(17,919)	(45,534)	(32,403)
Depreciation and net gain on sale of investments in unconsolidated joint ventures	916	142	1,416	(90)
FFO	$241,382	$186,611	$470,600	$372,832

Core FFO Reconciliation	Q2 2022	Q2 2021	YTD 2022	YTD 2021
FFO	$241,382	$186,611	$470,600	$372,832
Non-cash interest expense, including the Company's share from unconsolidated joint ventures	6,498	8,169	12,968	16,787
Share-based compensation expense	7,989	9,206	14,635	15,020
Severance expense	189	160	207	274
Casualty (gains) losses, net	1,319	887	2,733	812
Losses on investments in equity securities, net	172	7,002	3,204	10,142
Core FFO	$257,549	$212,035	$504,347	$415,867

AFFO Reconciliation	Q2 2022	Q2 2021	YTD 2022	YTD 2021
Core FFO	$257,549	$212,035	$504,347	$415,867
Recurring capital expenditures, including the Company's share from unconsolidated joint ventures	(37,544)	(28,714)	(70,374)	(53,189)
Adjusted FFO	$220,005	$183,321	$433,973	$362,678

Net income available to common stockholders
Weighted average common shares outstanding — diluted	611,620,475	569,283,166	609,775,270	569,056,182

Net income per common share — diluted	$0.18	$0.11	$0.33	$0.21

FFO
Numerator for FFO per common share — diluted	$241,382	$190,955	$470,600	$381,520
Weighted average common shares and OP Units outstanding — diluted	614,569,431	587,982,707	612,648,238	587,906,276

FFO per share — diluted	$0.39	$0.32	$0.77	$0.65

Core FFO and Adjusted FFO
Weighted average common shares and OP Units outstanding — diluted	614,569,431	572,822,015	612,648,238	572,745,584

Core FFO per share — diluted	$0.42	$0.37	$0.82	$0.73
AFFO per share — diluted	$0.36	$0.32	$0.71	$0.63

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2022 Earnings Release and Supplemental Information — page 10

Supplemental Schedule 2(a)

Diluted Shares Outstanding
(unaudited)

Weighted Average Amounts for Net Income	Q2 2022	Q2 2021	YTD 2022	YTD 2021
Common shares — basic	610,331,643	567,931,472	608,381,768	567,655,034
Shares potentially issuable from vesting/conversion of equity-based awards	1,288,832	1,351,694	1,393,502	1,401,148
Total common shares — diluted	611,620,475	569,283,166	609,775,270	569,056,182

Weighted average amounts for FFO	Q2 2022	Q2 2021	YTD 2022	YTD 2021
Common shares — basic	610,331,643	567,931,472	608,381,768	567,655,034
OP units — basic	2,770,970	3,232,241	2,655,270	3,347,125
Shares potentially issuable from vesting/conversion of equity-based awards	1,466,818	1,658,302	1,611,200	1,743,425
Shares issuable from the 2022 Convertible Notes	—	15,160,692	—	15,160,692
Total common shares and units — diluted	614,569,431	587,982,707	612,648,238	587,906,276

Weighted average amounts for Core and AFFO	Q2 2022	Q2 2021	YTD 2022	YTD 2021
Common shares — basic	610,331,643	567,931,472	608,381,768	567,655,034
OP units — basic	2,770,970	3,232,241	2,655,270	3,347,125
Shares potentially issuable from vesting/conversion of equity-based awards	1,466,818	1,658,302	1,611,200	1,743,425
Total common shares and units — diluted	614,569,431	572,822,015	612,648,238	572,745,584

Period end amounts for Core FFO, and AFFO	June 30, 2022
Common shares	610,359,909
OP units	2,787,395
Shares potentially issuable from vesting/conversion of equity-based awards	1,150,828
Total common shares and units — diluted	614,298,132

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2022 Earnings Release and Supplemental Information — page 11

Supplemental Schedule 2(b)

Debt Structure and Leverage Ratios — As of June 30, 2022
($ in thousands)

				Wtd Avg	Wtd Avg
				Interest	Years to
Debt Structure	Balance		% of Total	Rate (1)	Maturity (2)
Secured:
Fixed (3)	$1,398,013		17.9%	4.0%	6.1
Floating — swapped to fixed	1,227,682		15.7%	4.0%	3.1
Floating	—		—%	—%	—
Total secured	2,625,695		33.6%	4.0%	4.7

Unsecured:
Fixed	2,550,000		32.6%	2.8%	9.1
Floating — swapped to fixed	2,592,318		33.1%	3.9%	3.7
Floating	57,682		0.7%	3.0%	7.0
Total unsecured	5,200,000		66.4%	3.4%	6.4

Total Debt:
Fixed + floating swapped to fixed (3)	7,768,013		99.3%	3.6%	5.8
Floating	57,682		0.7%	3.0%	7.0
Total debt	7,825,695		100.0%	3.6%	5.8
Discount/amortization on Note Payable	(14,316)
Deferred financing costs, net	(57,448)
Total debt per Balance Sheet	7,753,931
Retained and repurchased certificates	(116,940)
Cash, ex-security deposits and letters of credit (4)	(306,049)
Deferred financing costs, net	57,448
Unamortized discount on note payable	14,316
Net debt	$7,402,706

Leverage Ratios	June 30, 2022
Net Debt / TTM Adjusted EBITDAre	5.9	x

Credit Ratings	Ratings	Outlook
Fitch Ratings, Inc.	BBB	Stable
Moody's Investor Services	Baa3	Stable
Standard & Poor's Rating Services	BBB-	Stable

Unsecured Facilities Covenant Compliance (5)			Unsecured Public Bond Covenant Compliance (6)
	Actual	Requirement		Actual	Requirement
Total leverage ratio	31.5%	≤ 60%	Aggregate debt ratio	36.0%	≤ 65%
Secured leverage ratio	10.6%	≤ 45%	Secured debt ratio	11.7%	≤ 40%
Unencumbered leverage ratio	27.0%	≤ 60%	Unencumbered assets ratio	324.4%	≥ 150%
Fixed charge coverage ratio	4.2x	≥ 1.5x	Debt service ratio	4.2x	≥ 1.5x
Unsecured interest coverage ratio	6.2x	≥ 1.75x

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2022 Earnings Release and Supplemental Information — page 12

Supplemental Schedule 2(b) (Continued)

(1)Includes the impact of interest rate swaps in place and effective as of June 30, 2022.
(2)Assumes all extension options are exercised.
(3)For the purposes of this table, IH 2019-1, a twelve-year secured term loan reaching final maturity in 2031 that bears interest at a fixed rate for the first 11 years and a floating rate in the twelfth year, is reflected as fixed rate debt.
(4)Represents cash and cash equivalents and the portion of restricted cash that excludes security deposits and letters of credit.
(5)Covenant calculations are specifically defined in the Company's Amended and Restated Revolving Credit and Term Loan Agreement, and summarized in the "Glossary and Reconciliations" section of this report. For the purpose of calculating property value in applicable covenant metrics, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.
(6)Covenant calculations are specifically defined in the Company's Supplemental Indentures to the Base Indenture for its Senior Notes, which are summarized in the "Glossary and Reconciliations" section of this report. Property values for the purpose of applicable covenant metrics are calculated based on undepreciated book value.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2022 Earnings Release and Supplemental Information — page 13

Supplemental Schedule 2(c)

Debt Maturity Schedule — As of June 30, 2022
($ in thousands) (unaudited)
			Revolving
	Secured	Unsecured	Credit		% of
Debt Maturities, with Extensions (1)	Debt	Debt	Facility	Balance	Total
2022	$—	$—	$—	$—	—%
2023	—	—	—	—	—%
2024	—	—	—	—	—%
2025	563,116	—	—	563,116	7.2%
2026	664,566	2,500,000	—	3,164,566	40.4%
2027	994,650	—	—	994,650	12.7%
2028	—	750,000	—	750,000	9.6%
2029	—	150,000	—	150,000	1.9%
2030	—	—	—	—	—%
2031	403,363	650,000	—	1,053,363	13.5%
2032	—	600,000	—	600,000	7.7%
2033	—	—	—	—	—%
2034	—	400,000	—	400,000	5.1%
2035	—	—	—	—	—%
2036	—	150,000	—	150,000	1.9%
	2,625,695	5,200,000	—	7,825,695	100.0%
Unamortized discount on note payable	(1,761)	(12,555)	—	(14,316)
Deferred financing costs, net	(10,774)	(46,674)	—	(57,448)
Total per Balance Sheet	$2,613,160	$5,140,771	$—	$7,753,931
	.
(1)Assumes all extension options are exercised.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2022 Earnings Release and Supplemental Information — page 14

Supplemental Schedule 3(a)

Summary of Operating Information by Home Portfolio
($ in thousands) (unaudited)

Number of Homes, period-end	Q2 2022
Total Portfolio	83,093
Same Store Portfolio	75,215
Same Store % of Total	90.5%

Core Revenues	Q2 2022	Q2 2021	Change YoY	YTD 2022	YTD 2021	Change YoY
Total Portfolio	$525,147	$464,542	13.0%	$1,026,584	$914,256	12.3%
Same Store Portfolio	483,279	437,568	10.4%	949,945	863,681	10.0%

Core Operating Expenses	Q2 2022	Q2 2021	Change YoY	YTD 2022	YTD 2021	Change YoY
Total Portfolio	$161,286	$149,346	8.0%	$314,793	$292,979	7.4%
Same Store Portfolio	148,861	140,114	6.2%	290,339	275,642	5.3%

Net Operating Income	Q2 2022	Q2 2021	Change YoY	YTD 2022	YTD 2021	Change YoY
Total Portfolio	$363,861	$315,196	15.4%	$711,791	$621,277	14.6%
Same Store Portfolio	334,418	297,454	12.4%	659,606	588,039	12.2%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2022 Earnings Release and Supplemental Information — page 15

Supplemental Schedule 3(b)

Same Store Portfolio Core Operating Detail
($ in thousands) (unaudited)

			Change		Change			Change
	Q2 2022	Q2 2021	YoY	Q1 2022	Seq	YTD 2022	YTD 2021	YoY
Revenues:
Rental revenues (1)	$466,189	$423,310	10.1%	$450,925	3.4%	$917,114	$838,725	9.3%
Other property income, net (1)(2)(3)	17,090	14,258	19.9%	15,741	8.6%	32,831	24,956	31.6%
Core Revenues	483,279	437,568	10.4%	466,666	3.6%	949,945	863,681	10.0%

Fixed Expenses:
Property taxes	76,720	73,263	4.7%	76,759	(0.1)%	153,479	146,888	4.5%
Insurance expenses	8,608	8,426	2.2%	8,523	1.0%	17,131	16,534	3.6%
HOA expenses	8,708	8,421	3.4%	8,622	1.0%	17,330	16,911	2.5%

Controllable Expenses:
Repairs and maintenance, net (4)	22,971	19,938	15.2%	19,958	15.1%	42,929	36,731	16.9%
Personnel, leasing and marketing	19,622	18,444	6.4%	17,944	9.4%	37,566	36,745	2.2%
Turnover, net (4)	8,129	8,357	(2.7)%	6,004	35.4%	14,133	15,263	(7.4)%
Utilities and property administrative, net (4)	4,103	3,265	25.7%	3,668	11.9%	7,771	6,570	18.3%
Core Operating Expenses	148,861	140,114	6.2%	141,478	5.2%	290,339	275,642	5.3%

Net Operating Income	$334,418	$297,454	12.4%	$325,188	2.8%	$659,606	$588,039	12.2%

(1)All rental revenues and other property income are reflected net of bad debt. Invitation Homes reserves residents' accounts receivables balances that are aged greater than 30 days as bad debt, under the rationale that a resident's security deposit should cover approximately the first 30 days of receivables. For all resident receivables balances aged greater than 30 days, the amount reserved as bad debt is 100% of outstanding receivables from the resident, less the amount of the resident's security deposit on hand. For the purpose of determining age of receivables, charges are considered to be due based on the terms of the original lease, not based on a payment plan if one is in place. Bad debt as a percentage of gross rental revenue in Q2 2022 decreased by 100 basis points from Q2 2021.
(2)In light of the COVID-19 pandemic, almost all late fees typically enforced in accordance with lease agreements were not enforced or collected between Q2 2020 and Q1 2021, which resulted in lower other property income, net, during this time period. Since Q2 2021, enforcement and collection of late fees have generally recommenced in all markets where permissible.
(3)Represents other property income net of all resident recoveries, which are reimbursements of charges for which residents are responsible. Same Store resident recoveries totaled $27,260, $24,700, and $26,820 for Q2 2022, Q2 2021 and Q1 2022, respectively.
(4)Expenses are presented net of applicable resident recoveries.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2022 Earnings Release and Supplemental Information — page 16

Supplemental Schedule 3(c)

Same Store Quarterly Operating Trends
(unaudited)

	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021

Average Occupancy	98.0%	98.2%	98.1%	98.1%	98.4%
Turnover Rate	5.8%	4.5%	4.7%	6.3%	6.8%
Trailing four quarters Turnover Rate	21.3%	22.3%	N/A	N/A	N/A
Average Monthly Rent	$2,124	$2,074	$2,034	$1,989	$1,942
Rental Rate Growth (lease-over-lease):
Renewals	10.2%	9.6%	8.9%	7.7%	5.8%
New leases	16.7%	14.9%	17.1%	18.3%	13.7%
Blended	11.8%	10.9%	11.0%	10.6%	8.0%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2022 Earnings Release and Supplemental Information — page 17

Supplemental Schedule 4

Wholly Owned Portfolio Characteristics — As of and for the Quarter Ended June 30, 2022 (1)
(unaudited)

	Number of Homes	Average Occupancy	Average Monthly Rent	Average Monthly Rent PSF	Percent of Revenue
Western United States:
Southern California	7,826	97.6%	$2,779	$1.64	12.0%
Northern California	4,467	94.6%	2,486	1.59	6.2%
Seattle	4,086	92.3%	2,602	1.35	5.8%
Phoenix	8,885	95.4%	1,808	1.08	9.2%
Las Vegas	3,176	95.2%	2,024	1.02	3.6%
Denver	2,671	89.4%	2,360	1.29	3.4%
Western US Subtotal	31,111	94.9%	2,326	1.34	40.2%

Florida:
South Florida	8,346	97.8%	2,560	1.37	12.1%
Tampa	8,580	97.2%	1,995	1.07	9.9%
Orlando	6,446	97.3%	1,963	1.05	7.2%
Jacksonville	1,928	96.9%	1,967	0.99	2.2%
Florida Subtotal	25,300	97.4%	2,172	1.16	31.4%

Southeast United States:
Atlanta	12,686	97.0%	1,793	0.87	13.1%
Carolinas	5,356	94.9%	1,844	0.86	5.5%
Southeast US Subtotal	18,042	96.4%	1,808	0.87	18.6%

Texas:
Houston	2,119	96.7%	1,724	0.89	2.1%
Dallas	2,857	95.7%	2,027	0.99	3.3%
Texas Subtotal	4,976	96.1%	1,897	0.95	5.4%

Midwest United States:
Chicago	2,548	97.6%	2,152	1.34	3.1%
Minneapolis	1,116	97.1%	2,129	1.09	1.3%
Midwest US Subtotal	3,664	97.4%	2,145	1.25	4.4%

Total / Average	83,093	96.2%	$2,132	$1.14	100.0%
Same Store Total / Average	75,215	98.0%	$2,124	$1.14	92.1%

(1)All data is for the total wholly owned portfolio, unless otherwise noted.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2022 Earnings Release and Supplemental Information — page 18

Supplemental Schedule 5(a)

Same Store Core Revenues Growth Summary — YoY Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenues
YoY, Q2 2022	Number of Homes	Q2 2022	Q2 2021	Change	Q2 2022	Q2 2021	Change	Q2 2022	Q2 2021	Change
Western United States:
Southern California	7,564	$2,779	$2,611	6.4%	98.3%	98.8%	(0.5)%	$61,776	$55,692	10.9%
Northern California	3,915	2,462	2,272	8.4%	98.3%	99.0%	(0.7)%	29,290	25,889	13.1%
Seattle	3,508	2,579	2,350	9.7%	98.3%	98.9%	(0.6)%	27,440	24,141	13.7%
Phoenix	7,634	1,769	1,569	12.7%	98.0%	98.6%	(0.6)%	41,619	36,957	12.6%
Las Vegas	2,696	2,011	1,787	12.5%	97.9%	98.6%	(0.7)%	16,414	14,425	13.8%
Denver	2,012	2,330	2,176	7.1%	97.6%	97.9%	(0.3)%	14,299	13,463	6.2%
Western US Subtotal	27,329	2,318	2,125	9.1%	98.1%	98.7%	(0.6)%	190,838	170,567	11.9%

Florida:
South Florida	7,837	2,569	2,308	11.3%	98.4%	98.1%	0.3%	60,782	54,875	10.8%
Tampa	7,837	1,971	1,777	10.9%	98.2%	98.2%	—%	47,516	42,782	11.1%
Orlando	5,937	1,944	1,779	9.3%	98.1%	98.0%	0.1%	35,362	32,598	8.5%
Jacksonville	1,839	1,953	1,788	9.2%	97.6%	98.6%	(1.0)%	10,949	10,085	8.6%
Florida Subtotal	23,450	2,163	1,956	10.6%	98.2%	98.2%	—%	154,609	140,340	10.2%

Southeast United States:
Atlanta	11,959	1,789	1,626	10.0%	97.8%	98.2%	(0.4)%	64,703	58,522	10.6%
Carolinas	4,645	1,828	1,686	8.4%	97.8%	98.2%	(0.4)%	25,950	23,790	9.1%
Southeast US Subtotal	16,604	1,800	1,643	9.6%	97.8%	98.2%	(0.4)%	90,653	82,312	10.1%

Texas
Houston	1,929	1,722	1,621	6.2%	97.3%	97.7%	(0.4)%	10,085	9,548	5.6%
Dallas	2,261	2,039	1,889	7.9%	97.3%	98.0%	(0.7)%	13,938	12,973	7.4%
Texas Subtotal	4,190	1,893	1,766	7.2%	97.3%	97.9%	(0.6)%	24,023	22,521	6.7%

Midwest United States:
Chicago	2,532	2,158	2,041	5.7%	97.9%	98.5%	(0.6)%	16,112	15,322	5.2%
Minneapolis	1,110	2,130	2,000	6.5%	97.3%	97.9%	(0.6)%	7,044	6,506	8.3%
Midwest US Subtotal	3,642	2,149	2,029	5.9%	97.7%	98.3%	(0.6)%	23,156	21,828	6.1%

Total / Average	75,215	$2,124	$1,942	9.4%	98.0%	98.4%	(0.4)%	$483,279	$437,568	10.4%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2022 Earnings Release and Supplemental Information — page 19

Supplemental Schedule 5(a) (Continued)

Same Store Core Revenues Growth Summary — Sequential Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenues
Seq, Q1 2022	Number of Homes	Q2 2022	Q1 2022	Change	Q2 2022	Q1 2022	Change	Q2 2022	Q1 2022	Change
Western United States:
Southern California	7,564	$2,779	$2,746	1.2%	98.3%	98.6%	(0.3)%	$61,776	$59,591	3.7%
Northern California	3,915	2,462	2,409	2.2%	98.3%	98.5%	(0.2)%	29,290	27,171	7.8%
Seattle	3,508	2,579	2,526	2.1%	98.3%	98.0%	0.3%	27,440	26,209	4.7%
Phoenix	7,634	1,769	1,717	3.0%	98.0%	98.4%	(0.4)%	41,619	40,248	3.4%
Las Vegas	2,696	2,011	1,952	3.0%	97.9%	98.3%	(0.4)%	16,414	15,780	4.0%
Denver	2,012	2,330	2,288	1.8%	97.6%	98.2%	(0.6)%	14,299	13,848	3.3%
Western US Subtotal	27,329	2,318	2,270	2.1%	98.1%	98.4%	(0.3)%	190,838	182,847	4.4%

Florida:
South Florida	7,837	2,569	2,490	3.2%	98.4%	98.7%	(0.3)%	60,782	59,427	2.3%
Tampa	7,837	1,971	1,917	2.8%	98.2%	98.1%	0.1%	47,516	45,827	3.7%
Orlando	5,937	1,944	1,898	2.4%	98.1%	98.1%	—%	35,362	34,497	2.5%
Jacksonville	1,839	1,953	1,903	2.6%	97.6%	97.9%	(0.3)%	10,949	10,673	2.6%
Florida Subtotal	23,450	2,163	2,103	2.9%	98.2%	98.3%	(0.1)%	154,609	150,424	2.8%

Southeast United States:
Atlanta	11,959	1,789	1,745	2.5%	97.8%	97.7%	0.1%	64,703	62,383	3.7%
Carolinas	4,645	1,828	1,790	2.1%	97.8%	97.9%	(0.1)%	25,950	25,317	2.5%
Southeast US Subtotal	16,604	1,800	1,757	2.4%	97.8%	97.7%	0.1%	90,653	87,700	3.4%

Texas
Houston	1,929	1,722	1,691	1.8%	97.3%	97.8%	(0.5)%	10,085	9,914	1.7%
Dallas	2,261	2,039	1,988	2.6%	97.3%	97.1%	0.2%	13,938	13,378	4.2%
Texas Subtotal	4,190	1,893	1,851	2.3%	97.3%	97.5%	(0.2)%	24,023	23,292	3.1%

Midwest United States:
Chicago	2,532	2,158	2,118	1.9%	97.9%	98.8%	(0.9)%	16,112	15,541	3.7%
Minneapolis	1,110	2,130	2,087	2.1%	97.3%	97.2%	0.1%	7,044	6,862	2.7%
Midwest US Subtotal	3,642	2,149	2,109	1.9%	97.7%	98.3%	(0.6)%	23,156	22,403	3.4%

Total / Average	75,215	$2,124	$2,074	2.4%	98.0%	98.2%	(0.2)%	$483,279	$466,666	3.6%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2022 Earnings Release and Supplemental Information — page 20

Supplemental Schedule 5(a) (Continued)

Same Store Core Revenues Growth Summary — YTD
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenues
YoY, YTD 2022	Number of Homes	YTD 2022	YTD 2021	Change	YTD 2022	YTD 2021	Change	YTD 2022		YTD 2021	Change
Western United States:
Southern California	7,564	$2,762	$2,602	6.1%	98.5%	98.8%	(0.3)%	$121,367		$110,605	9.7%
Northern California	3,915	2,435	2,265	7.5%	98.4%	99.0%	(0.6)%	56,461		51,293	10.1%
Seattle	3,508	2,553	2,332	9.5%	98.2%	98.8%	(0.6)%	53,649		47,654	12.6%
Phoenix	7,634	1,743	1,552	12.3%	98.2%	98.6%	(0.4)%	81,867		72,744	12.5%
Las Vegas	2,696	1,981	1,770	11.9%	98.1%	98.6%	(0.5)%	32,194		28,387	13.4%
Denver	2,012	2,309	2,162	6.8%	97.9%	97.8%	0.1%	28,147		26,508	6.2%
Western US Subtotal	27,329	2,294	2,112	8.6%	98.3%	98.7%	(0.4)%	373,685	373685	337,191	10.8%

Florida:
South Florida	7,837	2,530	2,291	10.4%	98.6%	98.0%	0.6%	120,209		107,931	11.4%
Tampa	7,837	1,944	1,764	10.2%	98.2%	98.1%	0.1%	93,343		84,228	10.8%
Orlando	5,937	1,921	1,768	8.7%	98.1%	97.9%	0.2%	69,859		64,199	8.8%
Jacksonville	1,839	1,928	1,775	8.6%	97.7%	98.7%	(1.0)%	21,622		20,020	8.0%
Florida Subtotal	23,450	2,133	1,942	9.8%	98.3%	98.1%	0.2%	305,033		276,378	10.4%

Southeast United States:
Atlanta	11,959	1,767	1,613	9.5%	97.7%	98.3%	(0.6)%	127,086		115,467	10.1%
Carolinas	4,645	1,809	1,673	8.1%	97.8%	98.3%	(0.5)%	51,267		47,015	9.0%
Southeast US Subtotal	16,604	1,779	1,630	9.1%	97.8%	98.3%	(0.5)%	178,353		162,482	9.8%

Texas
Houston	1,929	1,707	1,613	5.8%	97.6%	97.8%	(0.2)%	19,999		18,797	6.4%
Dallas	2,261	2,014	1,878	7.2%	97.2%	98.1%	(0.9)%	27,316		25,498	7.1%
Texas Subtotal	4,190	1,872	1,756	6.6%	97.4%	98.0%	(0.6)%	47,315		44,295	6.8%

Midwest United States:
Chicago	2,532	2,138	2,029	5.4%	98.3%	98.7%	(0.4)%	31,653		30,332	4.4%
Minneapolis	1,110	2,109	1,985	6.2%	97.3%	98.0%	(0.7)%	13,906		13,003	6.9%
Midwest US Subtotal	3,642	2,129	2,016	5.6%	98.0%	98.4%	(0.4)%	45,559		43,335	5.1%

Total / Average	75,215	$2,099	$1,928	8.9%	98.1%	98.4%	(0.3)%	$949,945		$863,681	10.0%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2022 Earnings Release and Supplemental Information — page 21

Supplemental Schedule 5(b)

Same Store NOI Growth and Margin Summary — YoY Quarter
($ in thousands) (unaudited)

	Core Revenues			Core Operating Expenses			Net Operating Income			Core NOI Margin
YoY, Q2 2022	Q2 2022	Q2 2021	Change	Q2 2022	Q2 2021	Change	Q2 2022	Q2 2021	Change	Q2 2022	Q2 2021
Western United States:
Southern California	$61,776	$55,692	10.9%	$17,170	$16,725	2.7%	$44,606	$38,967	14.5%	72.2%	70.0%
Northern California	29,290	25,889	13.1%	7,643	7,250	5.4%	21,647	18,639	16.1%	73.9%	72.0%
Seattle	27,440	24,141	13.7%	7,172	6,384	12.3%	20,268	17,757	14.1%	73.9%	73.6%
Phoenix	41,619	36,957	12.6%	8,686	7,901	9.9%	32,933	29,056	13.3%	79.1%	78.6%
Las Vegas	16,414	14,425	13.8%	3,518	3,223	9.2%	12,896	11,202	15.1%	78.6%	77.7%
Denver	14,299	13,463	6.2%	2,936	2,756	6.5%	11,363	10,707	6.1%	79.5%	79.5%
Western US Subtotal	190,838	170,567	11.9%	47,125	44,239	6.5%	143,713	126,328	13.8%	75.3%	74.1%

Florida:
South Florida	60,782	54,875	10.8%	23,070	21,958	5.1%	37,712	32,917	14.6%	62.0%	60.0%
Tampa	47,516	42,782	11.1%	17,075	16,160	5.7%	30,441	26,622	14.3%	64.1%	62.2%
Orlando	35,362	32,598	8.5%	11,805	11,176	5.6%	23,557	21,422	10.0%	66.6%	65.7%
Jacksonville	10,949	10,085	8.6%	3,655	3,409	7.2%	7,294	6,676	9.3%	66.6%	66.2%
Florida Subtotal	154,609	140,340	10.2%	55,605	52,703	5.5%	99,004	87,637	13.0%	64.0%	62.4%

Southeast United States:
Atlanta	64,703	58,522	10.6%	19,114	18,180	5.1%	45,589	40,342	13.0%	70.5%	68.9%
Carolinas	25,950	23,790	9.1%	7,009	6,482	8.1%	18,941	17,308	9.4%	73.0%	72.8%
Southeast US Subtotal	90,653	82,312	10.1%	26,123	24,662	5.9%	64,530	57,650	11.9%	71.2%	70.0%

Texas
Houston	10,085	9,548	5.6%	4,805	4,421	8.7%	5,280	5,127	3.0%	52.4%	53.7%
Dallas	13,938	12,973	7.4%	5,510	5,159	6.8%	8,428	7,814	7.9%	60.5%	60.2%
Texas Subtotal	24,023	22,521	6.7%	10,315	9,580	7.7%	13,708	12,941	5.9%	57.1%	57.5%

Midwest United States:
Chicago	16,112	15,322	5.2%	7,304	6,854	6.6%	8,808	8,468	4.0%	54.7%	55.3%
Minneapolis	7,044	6,506	8.3%	2,389	2,076	15.1%	4,655	4,430	5.1%	66.1%	68.1%
Midwest US Subtotal	23,156	21,828	6.1%	9,693	8,930	8.5%	13,463	12,898	4.4%	58.1%	59.1%

Same Store Total / Average	$483,279	$437,568	10.4%	$148,861	$140,114	6.2%	$334,418	$297,454	12.4%	69.2%	68.0%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2022 Earnings Release and Supplemental Information — page 22

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary — Sequential Quarter
($ in thousands) (unaudited)

	Core Revenues			Core Operating Expenses			Net Operating Income			Core NOI Margin
Seq, Q2 2022	Q2 2022	Q1 2022	Change	Q2 2022	Q1 2022	Change	Q2 2022	Q1 2022	Change	Q2 2022	Q1 2022
Western United States:
Southern California	$61,776	$59,591	3.7%	$17,170	$16,925	1.4%	$44,606	$42,666	4.5%	72.2%	71.6%
Northern California	29,290	27,171	7.8%	7,643	7,390	3.4%	21,647	19,781	9.4%	73.9%	72.8%
Seattle	27,440	26,209	4.7%	7,172	7,087	1.2%	20,268	19,122	6.0%	73.9%	73.0%
Phoenix	41,619	40,248	3.4%	8,686	7,769	11.8%	32,933	32,479	1.4%	79.1%	80.7%
Las Vegas	16,414	15,780	4.0%	3,518	3,094	13.7%	12,896	12,686	1.7%	78.6%	80.4%
Denver	14,299	13,848	3.3%	2,936	2,243	30.9%	11,363	11,605	(2.1)%	79.5%	83.8%
Western US Subtotal	190,838	182,847	4.4%	47,125	44,508	5.9%	143,713	138,339	3.9%	75.3%	75.7%

Florida:
South Florida	60,782	59,427	2.3%	23,070	22,107	4.4%	37,712	37,320	1.1%	62.0%	62.8%
Tampa	47,516	45,827	3.7%	17,075	16,328	4.6%	30,441	29,499	3.2%	64.1%	64.4%
Orlando	35,362	34,497	2.5%	11,805	11,615	1.6%	23,557	22,882	2.9%	66.6%	66.3%
Jacksonville	10,949	10,673	2.6%	3,655	3,500	4.4%	7,294	7,173	1.7%	66.6%	67.2%
Florida Subtotal	154,609	150,424	2.8%	55,605	53,550	3.8%	99,004	96,874	2.2%	64.0%	64.4%

Southeast United States:
Atlanta	64,703	62,383	3.7%	19,114	18,165	5.2%	45,589	44,218	3.1%	70.5%	70.9%
Carolinas	25,950	25,317	2.5%	7,009	6,619	5.9%	18,941	18,698	1.3%	73.0%	73.9%
Southeast US Subtotal	90,653	87,700	3.4%	26,123	24,784	5.4%	64,530	62,916	2.6%	71.2%	71.7%

Texas
Houston	10,085	9,914	1.7%	4,805	4,504	6.7%	5,280	5,410	(2.4)%	52.4%	54.6%
Dallas	13,938	13,378	4.2%	5,510	5,163	6.7%	8,428	8,215	2.6%	60.5%	61.4%
Texas Subtotal	24,023	23,292	3.1%	10,315	9,667	6.7%	13,708	13,625	0.6%	57.1%	58.5%

Midwest United States:
Chicago	16,112	15,541	3.7%	7,304	6,842	6.8%	8,808	8,699	1.3%	54.7%	56.0%
Minneapolis	7,044	6,862	2.7%	2,389	2,127	12.3%	4,655	4,735	(1.7)%	66.1%	69.0%
Midwest US Subtotal	23,156	22,403	3.4%	9,693	8,969	8.1%	13,463	13,434	0.2%	58.1%	60.0%

Same Store Total / Average	$483,279	$466,666	3.6%	$148,861	$141,478	5.2%	$334,418	$325,188	2.8%	69.2%	69.7%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2022 Earnings Release and Supplemental Information — page 23

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary — YTD
($ in thousands) (unaudited)

	Core Revenues			Core Operating Expenses			Net Operating Income			Core NOI Margin
YoY, YTD 2022	YTD 2022	YTD 2021	Change	YTD 2022	YTD 2021	Change	YTD 2022	YTD 2021	Change	YTD 2022	YTD 2021
Western United States:
Southern California	$121,367	$110,605	9.7%	$34,095	$33,499	1.8%	$87,272	$77,106	13.2%	71.9%	69.7%
Northern California	56,461	51,293	10.1%	15,033	14,314	5.0%	41,428	36,979	12.0%	73.4%	72.1%
Seattle	53,649	47,654	12.6%	14,259	12,917	10.4%	39,390	34,737	13.4%	73.4%	72.9%
Phoenix	81,867	72,744	12.5%	16,455	15,703	4.8%	65,412	57,041	14.7%	79.9%	78.4%
Las Vegas	32,194	28,387	13.4%	6,612	6,293	5.1%	25,582	22,094	15.8%	79.5%	77.8%
Denver	28,147	26,508	6.2%	5,179	5,340	(3.0)%	22,968	21,168	8.5%	81.6%	79.9%
Western US Subtotal	373,685	337,191	10.8%	91,633	88,066	4.1%	282,052	249,125	13.2%	75.5%	73.9%

Florida:
South Florida	120,209	107,931	11.4%	45,177	43,623	3.6%	75,032	64,308	16.7%	62.4%	59.6%
Tampa	93,343	84,228	10.8%	33,403	31,710	5.3%	59,940	52,518	14.1%	64.2%	62.4%
Orlando	69,859	64,199	8.8%	23,420	21,804	7.4%	46,439	42,395	9.5%	66.5%	66.0%
Jacksonville	21,622	20,020	8.0%	7,155	6,750	6.0%	14,467	13,270	9.0%	66.9%	66.3%
Florida Subtotal	305,033	276,378	10.4%	109,155	103,887	5.1%	195,878	172,491	13.6%	64.2%	62.4%

Southeast United States:
Atlanta	127,086	115,467	10.1%	37,279	35,307	5.6%	89,807	80,160	12.0%	70.7%	69.4%
Carolinas	51,267	47,015	9.0%	13,628	12,687	7.4%	37,639	34,328	9.6%	73.4%	73.0%
Southeast US Subtotal	178,353	162,482	9.8%	50,907	47,994	6.1%	127,446	114,488	11.3%	71.5%	70.5%

Texas
Houston	19,999	18,797	6.4%	9,309	8,573	8.6%	10,690	10,224	4.6%	53.5%	54.4%
Dallas	27,316	25,498	7.1%	10,673	9,712	9.9%	16,643	15,786	5.4%	60.9%	61.9%
Texas Subtotal	47,315	44,295	6.8%	19,982	18,285	9.3%	27,333	26,010	5.1%	57.8%	58.7%

Midwest United States:
Chicago	31,653	30,332	4.4%	14,146	13,406	5.5%	17,507	16,926	3.4%	55.3%	55.8%
Minneapolis	13,906	13,003	6.9%	4,516	4,004	12.8%	9,390	8,999	4.3%	67.5%	69.2%
Midwest US Subtotal	45,559	43,335	5.1%	18,662	17,410	7.2%	26,897	25,925	3.7%	59.0%	59.8%

Same Store Total / Average	$949,945	$863,681	10.0%	$290,339	$275,642	5.3%	$659,606	$588,039	12.2%	69.4%	68.1%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2022 Earnings Release and Supplemental Information — page 24

Supplemental Schedule 5(c)

Same Store Lease-Over-Lease Rent Growth
(unaudited)

	Rental Rate Growth
	Q2 2022			YTD 2022
	Renewal	New	Blended	Renewal	New	Blended
	Leases	Leases	Average	Leases	Leases	Average
Western United States:
Southern California	7.2%	16.6%	9.0%	7.1%	14.6%	8.6%
Northern California	8.3%	14.5%	9.6%	8.3%	12.8%	9.2%
Seattle	10.0%	13.5%	11.1%	10.0%	12.0%	10.6%
Phoenix	13.5%	21.8%	15.6%	12.9%	22.5%	15.3%
Las Vegas	13.2%	19.1%	14.8%	12.7%	19.1%	14.4%
Denver	6.1%	10.6%	7.6%	6.3%	9.9%	7.4%
Western US Subtotal	9.6%	16.4%	11.2%	9.4%	15.6%	10.9%

Florida:
South Florida	13.7%	22.4%	15.4%	12.9%	21.7%	14.6%
Tampa	12.5%	21.5%	14.7%	11.9%	20.7%	14.0%
Orlando	8.7%	22.0%	11.9%	8.3%	19.7%	11.2%
Jacksonville	9.4%	16.0%	11.3%	9.1%	13.8%	10.5%
Florida Subtotal	11.8%	21.4%	14.0%	11.3%	20.1%	13.3%

Southeast United States:
Atlanta	10.5%	15.7%	11.7%	10.4%	15.6%	11.6%
Carolinas	8.7%	9.9%	9.0%	8.8%	9.3%	9.0%
Southeast US Subtotal	10.0%	13.9%	10.9%	10.0%	13.5%	10.8%

Texas
Houston	7.2%	8.1%	7.5%	7.3%	8.2%	7.5%
Dallas	9.6%	11.9%	10.3%	8.9%	11.2%	9.6%
Texas Subtotal	8.6%	10.3%	9.1%	8.2%	10.1%	8.7%

Midwest United States:
Chicago	7.5%	9.9%	8.1%	7.0%	8.4%	7.3%
Minneapolis	8.4%	7.5%	8.2%	8.1%	5.9%	7.5%
Midwest US Subtotal	7.8%	9.0%	8.1%	7.3%	7.4%	7.3%

Total / Average	10.2%	16.7%	11.8%	10.0%	15.8%	11.4%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2022 Earnings Release and Supplemental Information — page 25

Supplemental Schedule 6

Same Store Cost to Maintain, net (1)
($ in thousands, except per home amounts) (unaudited)

Total ($ 000)	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021
R&M OpEx, net	$22,971	$19,958	$20,051	$23,910	$19,938
Turn OpEx, net	8,129	6,004	6,571	8,563	8,357
Total recurring operating expenses, net	$31,100	$25,962	$26,622	$32,473	$28,295

R&M CapEx	$25,195	$23,437	$23,806	$25,619	$19,274
Turn CapEx	9,812	7,138	7,756	7,982	7,049
Total recurring capital expenditures	$35,007	$30,575	$31,562	$33,601	$26,323

R&M OpEx, net + R&M CapEx	$48,166	$43,395	$43,857	$49,529	$39,212
Turn OpEx, net + Turn CapEx	17,941	13,142	14,327	16,545	15,406
Total Cost to Maintain, net	$66,107	$56,537	$58,184	$66,074	$54,618

Per Home ($)	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021
Total Cost to Maintain, net	$879	$752	$774	$878	$726

(1)Recurring R&M OpEx and Turn OpEx are presented net of applicable resident recoveries.

Total Wholly Owned Portfolio Capital Expenditure Detail
($ in thousands) (unaudited)

Total ($ 000)	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021
Recurring CapEx	$37,481	$32,762	$33,921	$36,215	$28,693
Value Enhancing CapEx	12,223	6,670	9,024	12,302	9,039
Initial Renovation CapEx	33,109	34,226	26,890	20,254	16,635
Disposition CapEx	1,334	1,306	676	682	1,557
Total Capital Expenditures	$84,147	$74,964	$70,511	$69,453	$55,924

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2022 Earnings Release and Supplemental Information — page 26

Supplemental Schedule 7

Adjusted Property Management and G&A Reconciliation
($ in thousands) (unaudited)

Adjusted Property Management Expense	Q2 2022	Q2 2021	YTD 2022	YTD 2021
Property management expense (GAAP)	$21,814	$17,696	$42,781	$33,538
Adjustments:
Share-based compensation expense	(1,794)	(1,703)	(3,220)	(2,877)
Adjusted property management expense	$20,020	$15,993	$39,561	$30,661

Adjusted G&A Expense	Q2 2022	Q2 2021	YTD 2022	YTD 2021
G&A expense (GAAP)	$19,342	$19,828	$36,981	$36,778
Adjustments:
Share-based compensation expense	(6,195)	(7,503)	(11,415)	(12,143)
Severance expense	(189)	(160)	(207)	(274)
Adjusted G&A expense	$12,958	$12,165	$25,359	$24,361

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2022 Earnings Release and Supplemental Information — page 27

Supplemental Schedule 8(a)

Acquisitions and Dispositions
(unaudited)
	March 31, 2022	Q2 2022 Acquisitions (1)		Q2 2022 Dispositions (2)		June 30, 2022
	Homes	Homes	Avg. Estimated	Homes	Average	Homes
	Owned	Acq.	Cost Basis	Sold	Sales Price	Owned
Wholly Owned Portfolio
Western United States:
Southern California	7,857	—	$—	31	$624,323	7,826
Northern California	4,442	32	628,495	7	448,079	4,467
Seattle	4,059	29	553,745	2	502,500	4,086
Phoenix	8,792	102	501,248	9	288,333	8,885
Las Vegas	3,155	23	468,986	2	417,500	3,176
Denver	2,677	14	530,384	20	454,240	2,671
Western US Subtotal	30,982	200	527,549	71	507,188	31,111

Florida:
South Florida	8,303	66	359,538	23	373,400	8,346
Tampa	8,508	86	399,567	14	371,122	8,580
Orlando	6,397	59	438,984	10	266,160	6,446
Jacksonville	1,914	14	417,609	—	—	1,928
Florida Subtotal	25,122	225	399,284	47	349,904	25,300

Southeast United States:
Atlanta	12,685	22	358,570	21	234,667	12,686
Carolinas	5,308	59	371,728	11	425,918	5,356
Southeast US Subtotal	17,993	81	368,155	32	300,409	18,042

Texas:
Houston	2,129	—	—	10	247,300	2,119
Dallas	2,858	5	398,647	6	295,700	2,857
Texas: Subtotal	4,987	5	398,647	16	265,450	4,976

Midwest United States:
Chicago	2,555	—	—	7	324,914	2,548
Minneapolis	1,119	—	—	3	368,300	1,116
Midwest US Subtotal	3,674	—	—	10	337,930	3,664

Total / Average	82,758	511	$444,545	176	$395,997	83,093

Joint Venture Portfolio
2020 Rockpoint JV (3)	2,262	276	$448,023	—	$—	2,538
2022 Rockpoint JV (4)	—	19	588,985	—	—	19
FNMA JV (5)	516	—	—	7	508,571	509
Pathway Homes (6)	46	149	428,316	—	—	195

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2022 Earnings Release and Supplemental Information — page 28

Supplemental Schedule 8(a) (Continued)

(1)Estimated stabilized cap rates on wholly owned acquisitions during the quarter averaged 5.1%. Stabilized cap rate represents forecast nominal NOI for the 12 months following stabilization, divided by estimated cost basis.
(2)Cap rates on wholly owned dispositions during the quarter averaged 1.5%. Disposition cap rate represents actual NOI recognized in the 12 months prior to the month of disposition, divided by sales price.
(3)Represents portfolio owned by the 2020 Rockpoint JV, of which Invitation Homes owns 20.0%.
(4)Represents portfolio owned by the 2022 Rockpoint JV, of which Invitation Homes owns 16.7%.
(5)Represents portfolio owned by the FNMA JV, of which Invitation Homes owns 10.0%.
(6)Represents portfolio owned by Pathway Homes, of which Invitation Homes owned 100.0% of the property portfolio as of June 30, 2022.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2022 Earnings Release and Supplemental Information — page 29

Supplemental Schedule 8(b)

Expected Acquisition Pipeline of New Homes from Third-Party Homebuilders
(unaudited)

	Pipeline as of June 30, 2022 (1)(2)	Estimated Deliveries in Q3-Q4 2022	Estimated Deliveries in 2023	Estimated Deliveries Thereafter	Avg. Estimated Cost Basis Per Home

Southern California	127	—	41	86	$510,000
Phoenix	75	—	23	52	410,000
Tampa	551	78	125	348	310,000
Orlando	807	144	113	550	370,000
Atlanta	193	39	44	110	310,000
Carolinas	331	—	29	302	410,000
South Florida	120	101	14	5	350,000
Dallas	96	—	32	64	310,000
Total / Average	2,300	362	421	1,517	$360,000

(1)Represents the number of new homes under contract as of June 30, 2022, that are expected to be built, sold and delivered to the Company by various third-party homebuilders during a future period.
(2)Pipeline rollforward:

Pipeline as of March 31, 2022	1,932
Q2 2022 additions	444
Q2 2022 cancellations	(3)
Q2 2022 deliveries	(73)
Pipeline as of June 30, 2022	2,300

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2022 Earnings Release and Supplemental Information — page 30

Glossary and Reconciliations

Average Estimated Cost Basis
Average estimated cost basis on acquisition represents the sum of purchase price, any closing adjustments, and estimated initial renovation expenditure for an acquired home or population of homes.

Average Monthly Rent
Average monthly rent represents average monthly rental income per home for occupied properties in an identified population of homes over the measurement period, and reflects the impact of non-service rental concessions and contractual rent increases amortized over the life of the lease.

Average Occupancy
Average occupancy for an identified population of homes represents (i) the total number of days that the homes in such population were occupied during the measurement period, divided by (ii) the total number of days that the homes in such population were owned during the measurement period.

Core NOI Margin
Core NOI margin for an identified population of homes is calculated by dividing NOI by Core Revenues attributable to such population.

Core Operating Expenses
Core operating expenses for an identified population of homes reflect property operating and maintenance expenses, excluding any expenses recovered from residents.

Core Revenues
Core revenues for an identified population of homes reflects total revenues, net of any resident recoveries.

Cost to Maintain, net
Cost to maintain, net a home represents the sum of the expensed and capitalized portions of recurring repairs & maintenance and turn spend, net of resident reimbursements, as indicated in tables presented, not including the internal labor associated with such work.

Disposition CapEx
Disposition CapEx represents expenditures related to the preparation of a home for disposition after the prior tenant has moved out of the home.

EBITDA, EBITDAre, and Adjusted EBITDAre
EBITDA, EBITDAre, and Adjusted EBITDAre are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. The Company defines EBITDA as net income or loss computed in accordance with accounting principles generally accepted in the United States (“GAAP”) before the following items: interest expense; income tax expense; depreciation and amortization; and adjustments for unconsolidated joint ventures. National Association of Real Estate Investment Trusts ("Nareit") recommends as a best practice that REITs that report an EBITDA performance measure also report EBITDAre. The Company defines EBITDAre, consistent with the Nareit definition, as EBITDA, further adjusted for gain on sale of property, net of tax and impairment on depreciated real estate investments. Adjusted EBITDAre is defined as EBITDAre before the following items: share-based compensation expense; severance; casualty (gains) losses, net; (gains) losses on investments in equity securities, net; and other income and expenses. EBITDA, EBITDAre, and Adjusted EBITDAre are used as supplemental financial performance measures by management and by external users of the Company's financial statements, such as investors and commercial banks. Set forth below is additional detail on how management uses EBITDA, EBITDAre, and Adjusted EBITDAre as measures of performance.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2022 Earnings Release and Supplemental Information — page 31

The GAAP measure most directly comparable to EBITDA, EBITDAre, and Adjusted EBITDAre is net income or loss. EBITDA, EBITDAre, and Adjusted EBITDAre are not used as measures of the Company's liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. The Company's EBITDA, EBITDAre, and Adjusted EBITDAre may not be comparable to the EBITDA, EBITDAre, and Adjusted EBITDAre of other companies due to the fact that not all companies use the same definitions of EBITDA, EBITDAre, and Adjusted EBITDAre. Accordingly, there can be no assurance that the Company's basis for computing these non-GAAP measures is comparable with that of other companies. See below for a reconciliation of GAAP net income to EBITDA, EBITDAre, and Adjusted EBITDAre.

Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO)
FFO, Core FFO, and Adjusted FFO are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. FFO is defined by Nareit as net income or loss (computed in accordance with GAAP) excluding gains or losses from sales of previously depreciated real estate assets, plus depreciation, amortization and impairment of real estate assets, and adjustments for unconsolidated joint ventures. In calculating per share amounts, Core FFO and AFFO reflect convertible debt securities in the form in which they were outstanding during the period.

The Company believes that FFO is a meaningful supplemental measure of the operating performance of its business because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure as it excludes historical cost depreciation and amortization, impairment on depreciated real estate investments, gains or losses related to sales of previously depreciated homes, as well non-controlling interests, from GAAP net income or loss.

The GAAP measure most directly comparable to Core FFO and Adjusted FFO is net income or loss. Core FFO and Adjusted FFO are not used as measures of the Company's liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. The Company's Core FFO and Adjusted FFO may not be comparable to the Core FFO and Adjusted FFO of other companies due to the fact that not all companies use the same definition of Core FFO and Adjusted FFO. Accordingly, there can be no assurance that the Company's basis for computing this non-GAAP measures is comparable with that of other companies. See "Reconciliation of FFO, Core FFO, and Adjusted FFO" for a reconciliation of GAAP net income to FFO, Core FFO, and Adjusted FFO.

Initial Renovation CapEx
Initial renovation CapEx represents expenditures related to the first post-acquisition renovation of a home to bring the home to Invitation Homes standards and specifications.

Net Operating Income (NOI)
NOI is a non-GAAP measure often used to evaluate the performance of real estate companies. The Company defines NOI for an identified population of homes as rental revenues and other property income less property operating and maintenance expense (which consists primarily of property taxes, insurance, HOA fees (when applicable), market-level personnel expenses, repairs and maintenance, leasing costs, and marketing expense). NOI excludes: interest expense; depreciation and amortization; property management expense; general and administrative expense; impairment and other; gain on sale of property, net of tax; (gains) losses on investments in equity securities, net; other income and expenses; management fee revenues; and income from investments in unconsolidated joint ventures.

The GAAP measure most directly comparable to NOI is net income or loss. NOI is not used as a measure of liquidity and should not be considered as an alternative to net income or loss or any other measure of financial performance presented in accordance with GAAP. The Company's NOI may not be comparable to the NOI of other companies due to the fact that not all companies use the same definition of NOI. Accordingly, there can be no assurance that the Company's basis for computing this non-GAAP measure is comparable with that of other companies.

The Company believes that Same Store NOI is also a meaningful supplemental measure of the Company's operating performance for the same reasons as NOI and is further helpful to investors as it provides a more consistent measurement of the Company's performance across reporting periods by reflecting NOI for homes in its Same Store Portfolio.

See below for a reconciliation of GAAP net income to NOI for the Company's total portfolio and NOI for its Same Store Portfolio.
Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2022 Earnings Release and Supplemental Information — page 32

PSF
PSF means per square foot.

Recurring Capital Expenditures or Recurring CapEx
Recurring Capital Expenditures or Recurring CapEx represents general replacements and expenditures required to preserve and maintain the value and functionality of a home and its systems as a single-family rental.

Rental Rate Growth
Rental rate growth for any home represents the percentage difference between the monthly rent from an expiring lease and the monthly rent from the next lease, and, in each case, reflects the impact of any amortized non-service rent concessions and amortized contractual rent increases. Leases are either renewal leases, where the Company's current resident chooses to stay for a subsequent lease term, or a new lease, where the Company's previous resident moves out and a new resident signs a lease to occupy the same home.

Revenue Collections
Revenue collections represent the total cash received in a given period for rental revenues and other property income (including receipt of late payments that were billed in prior months) divided by the total amounts billed in that period. When a payment plan is in place with a resident, amounts are considered to be billed at the time they would have been billed based on the terms of the original lease, not the terms of the payment plan. "Historical average" revenue collections as a percentage of billings refer to revenue collections as a percentage of billings for the period from October 2019 through and including March 2020.

Same Store / Same Store Portfolio
Same Store or Same Store portfolio includes, for a given reporting period, wholly owned homes that have been stabilized and seasoned, excluding homes that have been sold, homes that have been identified for sale to an owner occupant and have become vacant, homes that have been deemed inoperable or significantly impaired by casualty loss events or force majeure, homes acquired in portfolio transactions that are deemed not to have undergone renovations of sufficiently similar quality and characteristics as the existing Invitation Homes Same Store portfolio, and homes in markets that the Company has announced an intent to exit where the Company no longer operates a significant number of homes.

Homes are considered stabilized if they have (i) completed an initial renovation and (ii) entered into at least one post-initial renovation lease. An acquired portfolio that is both leased and deemed to be of sufficiently similar quality and characteristics as the existing Invitation Homes Same Store portfolio may be considered stabilized at the time of acquisition.

Homes are considered to be seasoned once they have been stabilized for at least 15 months prior to January 1st of the year in which the Same Store portfolio was established.

The Company believes presenting information about the portion of its portfolio that has been fully operational for the entirety of a given reporting period and its prior year comparison period provides investors with meaningful information about the performance of the Company's comparable homes across periods and about trends in its organic business.

Total Homes / Total Portfolio
Total homes or total portfolio refers to the total number of homes owned, whether or not stabilized, and excludes any properties previously acquired in purchases that have been subsequently rescinded or vacated. Unless otherwise indicated, total homes or total portfolio refers to the wholly owned homes and excludes homes owned in joint ventures.

Turnover Rate
Turnover rate represents the number of instances that homes in an identified population become unoccupied in a given period, divided by the number of homes in such population.

Unsecured Facility Covenants
Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2022 Earnings Release and Supplemental Information — page 33

Unsecured facility covenants refer to financial and operating requirements that the Company must meet with respect to its $1,000 million revolving credit facility (the "Revolving Facility") and its $2,500 million term loan facility (the "2020 Term Loan Facility" and together with the Revolving Facility, the "Credit Facility"), as set forth in the Company's Amended and Restated Revolving Credit and Term Loan Agreement dated December 8, 2020 (the "Credit Agreement") and its $725 million term loan facility (the "2022 Term Loan Facility"), as set forth in the Company's Term Loan Agreement dated June 22, 2022 (the "Term Loan Agreement" and together with the Credit Agreement, the "Unsecured Credit Agreements"). The metrics provided under the "Unsecured Facilities Covenant Compliance" heading on Supplemental Schedule 2(b) show the Company's compliance with certain covenants that the Company believes are its most restrictive financial covenants, including: total leverage ratio, secured leverage ratio, unencumbered leverage ratio, fixed charge coverage ratio, and unsecured interest coverage ratio.

Total leverage ratio represents (i) total outstanding indebtedness (including the Company's pro rata share of debt in unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) total asset value (including the Company's pro rata share of assets in unconsolidated entities), as defined in the Unsecured Credit Agreements. For the purpose of calculating total asset value under the terms of the Unsecured Credit Agreements, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Secured leverage ratio represents (i) total outstanding secured indebtedness (including the Company's pro rata share of secured debt in unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) total asset value (including the Company's pro rata share of assets in unconsolidated entities), as defined in the Unsecured Credit Agreements. For the purpose of calculating total asset value under the terms of the Unsecured Credit Agreements, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Unencumbered leverage ratio represents (i) total outstanding unsecured indebtedness (including the Company's pro rata share of unsecured debt in unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) unencumbered asset value, as defined in the Unsecured Credit Agreements. For the purpose of calculating unencumbered asset value under the terms of the Unsecured Credit Agreements, properties owned for at least one year are valued by dividing NOI by a 6% capitalization rate (the market standard for residential loans), and properties owned for less than one year are valued at either their gross book value or by dividing NOI by a 6% capitalization rate.

Fixed charge coverage ratio represents (i) the trailing four quarters' EBITDA (including the Company's pro rata share of EBITDA from unconsolidated entities), as defined by the Unsecured Credit Agreements, divided by (ii) the trailing four quarters' fixed charges (including the Company's pro rata share of fixed charges in unconsolidated entities), as defined in the Unsecured Credit Agreements. Fixed charges include cash interest expense, regularly scheduled principal payments, and preferred stock or preferred OP unit dividends.

Unsecured interest coverage ratio represents (i) the trailing four quarters' unencumbered NOI, as defined by the Unsecured Credit Agreements, divided by (ii) the trailing four quarters' total unsecured interest expense (including the Company's pro rata share of interest expense from unsecured debt in unconsolidated entities), as defined in the Unsecured Credit Agreements.

The metrics set forth under the "Unsecured Facilities Covenant Compliance" heading on Supplemental Schedule 2(b), and described above, are provided only to show the Company's compliance with these covenants. These metrics should not be used for any other purpose, including without limitation to evaluate the Company's financial condition or results of operations, nor do they indicate the Company's covenant compliance as of any other date or for any other period. These metrics, or components of these metrics described above, may be defined differently in the Unsecured Credit Agreements than similarly named metrics are defined by the Company in its Earnings Release and Supplemental Information for the purposes of evaluating its financial conditions or results of operations. For a more complete and detailed description of the covenants contained in the Company's Unsecured Credit Agreements, see Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-38004) filed on December 9, 2020 and Exhibit 10.1 to the Company's Current Report on Form 8-K (File No. 001-38004) filed on June 22, 2022.
The breach of any of the covenants set forth in the Unsecured Credit Agreements could result in a default of the Company's indebtedness related to its Revolving Facility and Term Loan Facilities, which could cause those obligations to become due and payable. The Company's ability to comply with these covenants may be affected by changes in the Company's operating and financial performance, changes in general business and economic conditions, adverse regulatory developments, or other events adversely impacting it. If any of
Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2022 Earnings Release and Supplemental Information — page 34 the Company's indebtedness is accelerated, the Company may not be able to repay it. For risks related to failure to comply with covenants, see Part I. Item 1A. “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2021, as such factors may be updated from time to time in its periodic filings with the SEC.

Unsecured Public Bond Covenants
Unsecured public bond covenants refer to financial and operating requirements that the Company must meet with respect to its senior notes, as set forth in the Company's Supplemental Indentures to the Base Indenture for its Senior Notes (together, the "Indenture"). The metrics provided under the "Unsecured Public Bond Covenant Compliance" heading on Supplemental Schedule 2(b) show the Company's compliance with certain covenants that the Company believes are its most restrictive financial covenants, including: aggregate debt ratio, secured debt ratio, unencumbered assets ratio, and debt service ratio.

Aggregate debt ratio represents (i) total debt, as defined by the Indenture, divided by (ii) total assets, including the undepreciated book value of real estate assets and some tangible non-real estate assets, as defined by the Indenture.

Secured debt ratio represents (i) secured debt, as defined by the Indenture, divided by (ii) total assets, including the undepreciated book value of real estate assets and some tangible non-real estate assets, as defined by the Indenture.

Unencumbered assets ratio represents (i) total unencumbered assets, not including investments in unconsolidated joint ventures, as defined in the Indenture, divided by (ii) unsecured debt, as defined by the Indenture.

Debt service ratio represents (i) consolidated income available for debt service, as defined by the Indenture, divided by (ii) annual service charge for the trailing four quarters, calculated on a pro forma basis as if transactions during the period had occurred at the beginning of the period, as defined in the Indenture. Annual service charge includes interest expense and amortization of original issue discounts on debt, and excludes funded interest reserves, amortization of DFCs, and select nonrecurring charges.

The metrics set forth under the "Unsecured Public Bond Covenant Compliance" heading on Supplemental Schedule 2(b), and described above, are provided only to show the Company's compliance with these covenants. These metrics should not be used for any other purpose, including without limitation to evaluate the Company's financial condition or results of operations, nor do they indicate the Company's covenant compliance as of any other date or for any other period. These metrics, or components of these metrics described above, may be defined differently in the Indenture than similarly named metrics are defined by the Company in its Earnings Release and Supplemental Information for the purposes of evaluating its financial conditions or results of operations. For a more complete and detailed description of the covenants contained in the Company's Unsecured Public Bond Agreements, see Exhibit 4.2 and/or 4.3 to the Company’s Current Report on Form 8-K (File No. 001-38004) filed on August 6, 2021, November 5, 2021, and April 5, 2022.

The breach of any of the covenants set forth in the Indenture could result in a default of the Company's indebtedness related to its senior notes, which could cause those obligations to become due and payable. The Company's ability to comply with these covenants may be affected by changes in the Company's operating and financial performance, changes in general business and economic conditions, adverse regulatory developments, or other events adversely impacting it. If any of the Company's indebtedness is accelerated, the Company may not be able to repay it. For risks related to failure to comply with covenants, see Part I. Item 1A. “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2021, as such factors may be updated from time to time in its periodic filings with the SEC.

Value Enhancing CapEx
Value enhancing CapEx represents re-investment in stabilized homes, above and beyond general replacements to preserve and maintain the value and functionality of a home, for the purpose of enhancing expected risk-adjusted returns.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2022 Earnings Release and Supplemental Information — page 35

Reconciliation of Total Revenues to Same Store Core Revenues, Quarterly
(in thousands) (unaudited)

	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021
Total revenues (Total Portfolio)	$557,300	$532,310	$520,225	$509,532	$491,633
Management fee revenues	(2,759)	(2,111)	(1,753)	(1,354)	(1,015)
Total portfolio resident recoveries	(29,394)	(28,762)	(26,967)	(27,972)	(26,076)
Total Core Revenues (Total Portfolio)	525,147	501,437	491,505	480,206	464,542
Non-Same Store Core Revenues	(41,868)	(34,771)	(31,647)	(29,343)	(26,974)
Same Store Core Revenues	$483,279	$466,666	$459,858	$450,863	$437,568

Reconciliation of Total Revenues to Same Store Total Revenues and Same Store Core Revenues, YTD
(in thousands) (unaudited)

	YTD 2022	YTD 2021
Total revenues (Total Portfolio)	$1,089,610	$966,858
Management fee revenues	(4,870)	(1,786)
Total portfolio resident recoveries	(58,156)	(50,816)
Total Core Revenues (Total Portfolio)	1,026,584	914,256
Non-Same Store Core Revenues	(76,639)	(50,575)
Same Store Core Revenues	$949,945	$863,681

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2022 Earnings Release and Supplemental Information — page 36

Reconciliation of Property Operating and Maintenance Expenses to Same Store Core Operating Expenses, Quarterly
(in thousands) (unaudited)

	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021
Property operating and maintenance expenses (Total Portfolio)	$190,680	$182,269	$177,883	$184,484	$175,422
Total Portfolio resident recoveries	(29,394)	(28,762)	(26,967)	(27,972)	(26,076)
Core Operating Expenses (Total Portfolio)	161,286	153,507	150,916	156,512	149,346
Non-Same Store Core Operating Expenses	(12,425)	(12,029)	(10,411)	(9,258)	(9,232)
Same Store Core Operating Expenses	$148,861	$141,478	$140,505	$147,254	$140,114

Reconciliation of Property Operating and Maintenance to Same Store Operating Expenses and Same Store Core Operating Expenses, YTD
(in thousands) (unaudited)

	YTD 2022	YTD 2021
Property operating and maintenance expenses (Total Portfolio)	$372,949	$343,795
Total Portfolio resident recoveries	(58,156)	(50,816)
Core Operating Expenses (Total Portfolio)	314,793	292,979
Non-Same Store Core Operating Expenses	(24,454)	(17,337)
Same Store Core Operating Expenses	$290,339	$275,642

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2022 Earnings Release and Supplemental Information — page 37

Reconciliation of Net Income to Same Store NOI, Quarterly
(in thousands) (unaudited)

	Q2 2022	Q1 2022	Q4 2021		Q3 2021		Q2 2021
Net income available to common stockholders	$110,815	$92,395	$74,476		$69,108		$60,242
Net income available to participating securities	148	220	67		69		96
Non-controlling interests	542	388	328		318		350
Interest expense	74,840	74,389	79,121		79,370		80,764
Depreciation and amortization	158,572	155,796	151,660		150,694		145,280
Property management expense	21,814	20,967	20,173		17,886		17,696
General and administrative	19,342	17,639	19,668		19,369		19,828
Impairment and other	1,355	1,515	3,046		4,294		980
Gain on sale of property, net of tax	(27,508)	(18,026)	(14,558)		(13,047)		(17,919)
Losses on investments in equity securities, net	172	3,032	3,597	0	(4,319)	0	7,002
Other, net	3,827	(594)	2,654		1,508		1,903
Management fee revenues	(2,759)	(2,111)	(1,753)		(1,354)		(1,015)
(Income) loss from investments in unconsolidated joint ventures	2,701	2,320	2,110		(202)		(11)
NOI (Total Portfolio)	363,861	347,930	340,589		323,694		315,196
Non-Same Store NOI	(29,443)	(22,742)	(21,236)		(20,085)		(17,742)
Same Store NOI	$334,418	$325,188	$319,353		$303,609		$297,454

Reconciliation of Net Income to NOI and Same Store NOI, YTD
(in thousands) (unaudited)

	YTD 2022	YTD 2021
Net income available to common stockholders	$203,210	$117,514
Net income available to participating securities	368	191
Non-controlling interests	930	705
Interest expense	149,229	164,170
Depreciation and amortization	314,368	289,781
Property management expense	42,781	33,538
General and administrative	36,981	36,778
Impairment and other	2,870	1,336
Gain on sale of property, net of tax	(45,534)	(32,403)
Losses on investments in equity securities, net	3,204	10,142
Other, net	3,233	1,673
Management fee revenues	(4,870)	(1,786)
(Income) loss from investments in unconsolidated joint ventures	5,021	(362)
NOI (Total Portfolio)	711,791	621,277
Non-Same Store NOI	(52,185)	(33,238)
Same Store NOI	$659,606	$588,039

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2022 Earnings Release and Supplemental Information — page 38

Reconciliation of Net Income to EBITDA, EBITDAre, and Adjusted EBITDAre
(in thousands, unaudited)

	Q2 2022	Q2 2021	YTD 2022	YTD 2021
Net income available to common stockholders	$110,815	$60,242	$203,210	$117,514
Net income available to participating securities	148	96	368	191
Non-controlling interests	542	350	930	705
Interest expense	74,840	80,764	149,229	164,170
Interest expense in unconsolidated joint ventures	859	225	1,451	299
Depreciation and amortization	158,572	145,280	314,368	289,781
Depreciation and amortization of real estate assets in unconsolidated joint ventures	1,114	246	1,752	350
EBITDA	346,890	287,203	671,308	573,010
Gain on sale of property, net of tax	(27,508)	(17,919)	(45,534)	(32,403)
Impairment on depreciated real estate investments	36	93	137	524
Net gain on sale of investments in unconsolidated joint ventures	(186)	(104)	(316)	(440)
EBITDAre	319,232	269,273	625,595	540,691
Share-based compensation expense	7,989	9,206	14,635	15,020
Severance	189	160	207	274
Casualty (gains) losses, net	1,319	887	2,733	812
(Gains) losses on investments in equity securities, net	172	7,002	3,204	10,142
Other, net	3,827	1,903	3,233	1,673
Adjusted EBITDAre	$332,728	$288,431	$649,607	$568,612

	Trailing Twelve Months (TTM) Ended
	June 30, 2022	December 31, 2021
Net income available to common stockholders	$346,794	$261,098
Net income available to participating securities	504	327
Non-controlling interests	1,576	1,351
Interest expense	307,720	322,661
Interest expense in unconsolidated joint ventures	2,361	1,209
Depreciation and amortization	616,722	592,135
Depreciation and amortization of real estate assets in unconsolidated joint ventures	2,706	1,304
EBITDA	1,278,383	1,180,085
Gain on sale of property, net of tax	(73,139)	(60,008)
Impairment on depreciated real estate investments	263	650
Net gain on sale of investments in unconsolidated joint ventures	(926)	(1,050)
EBITDAre	1,204,581	1,119,677
Share-based compensation expense	26,785	27,170
Severance	990	1,057
Casualty (gains) losses, net	9,947	8,026
(Gains) losses on investments in equity securities, net	2,482	9,420
Other, net	7,395	5,835
Adjusted EBITDAre	$1,252,180	$1,171,185

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2022 Earnings Release and Supplemental Information — page 39

Reconciliation of Net Debt / Trailing Twelve Months (TTM) Adjusted EBITDAre
(in thousands, except for ratio) (unaudited)

	As of		As of
	June 30, 2022		December 31, 2021
Mortgage loans, net	$2,211,739		$3,055,853
Secured term loan, net	401,421		401,313
Unsecured notes, net	2,516,359		1,921,974
Term loan facility, net	2,624,412		2,478,122
Revolving facility	—		—
Convertible senior notes, net	—		141,397
Total Debt per Balance Sheet	7,753,931		7,998,659
Retained and repurchased certificates	(116,940)		(159,110)
Cash, ex-security deposits and letters of credit (1)	(306,049)		(649,722)
Deferred financing costs, net	57,448		50,146
Unamortized discounts on note payable	14,316		13,605
Net Debt (A)	$7,402,706		$7,253,578

	For the Trailing Twelve		For the Trailing Twelve
	Months (TTM) Ended		Months (TTM) Ended
	June 30, 2022		December 31, 2021
Adjusted EBITDAre (B)	$1,252,180		$1,171,185

Net Debt / TTM Adjusted EBITDAre (A / B)	5.9	x	6.2	x

(1)Represents cash and cash equivalents and the portion of restricted cash that excludes security deposits and letters of credit

Components of Non-Cash Interest Expense (Wholly Owned)
(in thousands) (unaudited)

	Q2 2022	Q2 2021	YTD 2022	YTD 2021
Amortization of discounts on notes payable	$393	$1,414	$855	$2,828
Amortization of deferred financing costs	3,657	3,057	7,195	6,567
Change in fair value of interest rate derivatives	55	74	35	105
Amortization of swap fair value at designation	2,320	3,483	4,740	7,074
Total non-cash interest expense	$6,425	$8,028	$12,825	$16,574

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2022 Earnings Release and Supplemental Information — page 40